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                                                                    Exhibit 15.1

               Letter on Unaudited Interim Financial Information

March 24, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated December 15, 1999 on our review of interim financial information of Apollo Group, Inc. (the "Company") as of and for the period ended November 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-3.

Yours very truly,



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP